Exhibit 4.3


                     REGISTRATION RIGHTS AGREEMENT

                      Dated as of October 8, 1998

                             by and among

                   NATIONAL VISION ASSOCIATES, LTD.,

                      THE GUARANTORS NAMED HEREIN

                                  and

                         SCHRODER & CO. INC.,
                 NATIONSBANC MONTGOMERY SECURITIES LLC
                                  and
                      FIRST UNION CAPITAL MARKETS
                         as Initial Purchasers

                             $125,000,000

                     12 3/4% Senior Notes due 2005


                           TABLE OF CONTENTS

                                                                  Page
                                                                  ----
1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . .  6

3.   Shelf Registration . . . . . . . . . . . . . . . . . . . . . . 11

4.   Additional Interest  . . . . . . . . . . . . . . . . . . . . . 13

5.   Registration Procedures  . . . . . . . . . . . . . . . . . . . 15

6.   Registration Expenses  . . . . . . . . . . . . . . . . . . . . 26

7.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . 27

8.   Rules 144 and 144A . . . . . . . . . . . . . . . . . . . . . . 32

9.   Underwritten Registrations . . . . . . . . . . . . . . . . . . 32

10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . 33

     (a)  No Inconsistent Agreements  . . . . . . . . . . . . . . . 33
     (b)  Adjustments Affecting Registrable Notes . . . . . . . . . 33
     (c)  Amendments and Waivers  . . . . . . . . . . . . . . . . . 33
     (d)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 34
     (e)  Successors and Assigns  . . . . . . . . . . . . . . . . . 34
     (f)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . 35
     (g)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . 35
     (h)  Governing Law . . . . . . . . . . . . . . . . . . . . . . 35
     (i)  Severability  . . . . . . . . . . . . . . . . . . . . . . 35
     (j)  Securities Held by the Company or their
            Affiliates  . . . . . . . . . . . . . . . . . . . . . . 35
     (k)  Third Party Beneficiaries . . . . . . . . . . . . . . . . 36
     (l)  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . 36
     (m)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . 36






                     REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is dated as of October 8, 1998, by and among NATIONAL VISION ASSOCIATES, LTD., a Georgia corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereto as guarantors (the "Guarantors") and together with the Company (the "Issuers"), and SCHRODER & CO. INC., NATIONSBANC MONTGOMERY SECURITIES LLC and FIRST UNION CAPITAL MARKETS, a division of Wheat First Securities (the "Initial Purchasers").

          This Agreement is entered into in connection with the Purchase Agreement, dated as of October 5, 1998, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $125,000,000 aggregate principal amount of the Company's 12 3/4% Senior Notes due 2005, guaranteed on a senior basis by the Guarantors (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

          The parties hereby agree as follows:

     Section 1.     Definitions
                    -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "ADDITIONAL INTEREST" shall have the meaning set forth in
Section 4(a) hereof.

          "ADVICE" shall have the meaning set forth in Section 5 hereof.

          "AGREEMENT" shall have the meaning set forth in the introductory paragraphs hereto.

          "APPLICABLE PERIOD" shall have the meaning set forth in
Section 2(b) hereof.

          "BUSINESS DAY" shall mean a day that is not a Legal Holiday.

          "COMPANY" shall have the meaning set forth in the preamble of this Agreement and shall also include the Company's permitted successors and assigns.

          "COMMISSION" shall mean the Securities and Exchange
Commission.

          "EFFECTIVENESS DATE" shall mean, (i) with respect to the Exchange Offer Registration Statement, the 180th day after the Issue Date and (ii) with respect to any other Registration Statement, the 60th day after the Filing Date with respect thereto.

          "EFFECTIVENESS PERIOD" shall have the meaning set forth in
Section 3(a) hereof.

          "EVENT DATE" shall have the meaning set forth in Section
4(b) hereof.

          "EXCHANGE ACT" shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE NOTES" shall have the meaning set forth in Section 2(a) hereof.

          "EXCHANGE OFFER" shall have the meaning set forth in Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) hereof.

          "FILING DATE" shall mean, (A) if no Registration Statement has been filed by the Issuers pursuant to this Agreement, the 120th day after the Issue Date; provided, however, that if a Shelf Filing Event shall have occurred within 10 days of the Filing Date, then the Filing Date with respect to the Initial Shelf Registration shall be the 30th calendar day after the occurrence of the Shelf Filing Event; and (B) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 120th day after the occurrence of the Shelf Filing Event.

          "HOLDER" shall mean any holder of a Registrable Note or Registrable Notes.

          "INDEMNIFIED PERSON" shall have the meaning set forth in
Section 7(c) hereof.

          "INDEMNIFYING PERSON" shall have the meaning set forth in
Section 7(c) hereof.

          "INDENTURE" shall mean the Indenture, dated as of October 8, 1998, by and among the Company, the Guarantors and State Street Bank and Trust Company, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          "INITIAL PURCHASERS" shall have the meaning set forth in the preamble hereof.

          "INITIAL SHELF REGISTRATION" shall have the meaning set forth in Section 3(a) hereof.

          "INSPECTORS" shall have the meaning set forth in Section
5(n) hereof.

          "ISSUE DATE" shall mean October 8, 1998, the date of original issuance of the Notes.

          "ISSUERS" shall have the meaning set forth in the preamble hereof.

          "LEGAL HOLIDAY" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

          "NASD" shall have the meaning set forth in Section 5(s) hereof.

          "NOTES" shall have the meaning set forth in the preamble hereof.

          "PARTICIPANT" shall have the meaning set forth in Section
7(a) hereof.

          "PARTICIPATING BROKER-DEALER" shall mean any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer or any other person with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes.

          "PERSON" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereofor other legal entity.

          "PRIVATE EXCHANGE" shall have the meaning set forth in
Section 2(b) hereof.

          "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in
Section 2(b) hereof.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the introductory paragraphs hereof.

          "RECORDS" shall have the meaning set forth in Section 5(n) hereof.

          "REGISTRABLE NOTES" shall mean each Note, upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto, and each Private Exchange Note, upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of
(i) the date on which any such Note has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Note (other than with respect to an Exchange Note as to which Section 2(c)(iv) hereof applies) pursuant to the Exchange Offer, (ii) with respect to Exchange Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Offer Registration Statement and
(y) the date on which the Exchange Offer Registration Statement has been effective under the Securities Act for a period of 180 days after the date that the Exchange Offer has been consummated, (iii) a Shelf Registration covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration,
(iv) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k) or (v) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Note or Private Exchange Note was issued.

          "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company and/or the Guarantors covering any of the Registrable Notes pursuant to the provisions of this Agreement, including, but not limited to, the Exchange Offer Registration Statement, filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          "RULE 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SHELF FILING EVENT" shall have the meaning set forth in
Section 2(c) hereof.

          "SHELF REGISTRATION" shall have the meaning set forth in
Section 3(b) hereof.

          "SUBSEQUENT SHELF REGISTRATION" shall have the meaning set forth in Section 3(b) hereof.

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

          "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

     Section 2.     Exchange Offer
                    --------------

          (a) The Issuers shall file with the Commission, no later than the Filing Date, a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate registration form with respect to a registered offer (the "EXCHANGE OFFER") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes, guaranteed on a senior basis by the Guarantors of the Company (the "EXCHANGE NOTES"), that are identical in all material respects to the Notes except that the Exchange Notes shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable law. The Issuers shall use their best efforts to
(x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date on which the Exchange Offer Registration Statement is declared effective; and
(z) on or prior to the 30th day following the date on which the Exchange Offer Registration Statement is declared effective by the Commission, issue Exchange Notes for Notes tendered in the Exchange Offer. If after the Exchange Offer Registration Statement is initially declared effective by the Commission, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

          Each Holder that participates in the Exchange Offer will be required to represent to the Issuers in writing (which may be contained in the applicable letter of transmittal) that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities

Act, (iii) that such Holder is not an affiliate of any of the Issuers within the meaning of the Securities Act or, if such Holder is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

          Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers (as defined), and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

          No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

          (b) The Issuers and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

          The Issuers and the Initial Purchasers also acknowledge that it is the Commission staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          In light of the foregoing, if requested by a Participating Broker-Dealer (a "REQUESTING PARTICIPATING BROKER-DEALER"), the Issuers agree (w) to use their best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of up to 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to the last paragraph of Section 5 hereof (such period, the "APPLICABLE PERIOD"), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Issuers in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer, (x) to comply with the provisions of
Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Offer Registration Statement, (y) to deliver to such Requesting Participating Broker-Dealer a "cold comfort" letter of the independent public accountants of the Issuers and a legal opinion as to matters reasonably requested by such Requesting Participating Broker-Dealer relating to the Exchange Offer Registration Statement and the related Prospectus and any amendments or supplements thereto, and (z) include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph. The Initial Purchasers shall have no liability to any Requesting Participating Broker-Dealer with respect to any request made pursuant to this Section 2(b).

          In connection with the Exchange Offer, the Issuers shall:

          (1) mail to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last
     Business Day on which the Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          If, prior to consummation of the Exchange Offer, any Holder (including the Initial Purchasers) holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Issuers upon the request of any such Holder shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the "PRIVATE EXCHANGE") for such Notes held by any such Holder, a like principal amount of notes, guaranteed on a senior basis by the Guarantors of the Company (the "PRIVATE EXCHANGE NOTES"), that are identical in all material respects to the Exchange Notes.

          As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

          (1) accept for exchange all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange;

          (2) deliver, or cause to be delivered, to the Trustee for cancellation all Notes so accepted for exchange; and

          (3) issue, cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private
     Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission,
(ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.

          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

          (c) If, (i) because of any applicable interpretations of the staff of the Commission, the Issuers are not permitted to file the Exchange Offer Registration Statement or to effect the Exchange Offer,
(ii) the Exchange Offer is not consummated within 210 days of the Issue Date, (iii) the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any Holder of a Note notifies the Issuers that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) it owns Notes (including the Initial Purchasers if they hold Notes as part of an unsold allotment from the original offering of the Notes) acquired directly from an Issuer or an affiliate of an Issuer or (v) any holder of Private Exchange Notes so requests after the consummation of the Private Exchange (each such event referred to in clauses (i) through (v) of this sentence, a "SHELF FILING EVENT"), then the Issuers (x) shall promptly deliver to the Holders and the Trustee written notice thereof in the case of clause (i) or (ii) and (y) at their own expense shall file a Shelf Registration pursuant to Section 3 hereof.

     Section 3.     Shelf Registration
                    ------------------

          If at any time a Shelf Filing Event shall occur, then:

          (a)  Shelf Registration.  The Issuers shall file with the
               ------------------
Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "INITIAL SHELF REGISTRATION"). The Issuers shall use their best efforts to file with the Commission the Initial Shelf Registration as promptly as practicable. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

          The Issuers shall use their best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, subject to extension pursuant to the last paragraph of
Section 5 hereof (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier

Subsequent Shelf Registration has been declared effective under the Securities Act; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein; provided, further, that the Issuers may suspend the effectiveness of a Shelf Registration Statement by written notice to the Holders for a period not to exceed 60 days in any calendar year if, (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuers' good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) (a) the Issuers determine in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole, or
(b) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would impede the Issuers' ability to consummate such transaction.

          (b)  Subsequent Shelf Registrations.  If the Initial Shelf
               ------------------------------
Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall as soon as practicable after such cessation amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

          (c)  Supplements and Amendments.  The Issuers shall promptly
               --------------------------
supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

     Section 4.     Additional Interest

          (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following each such Filing Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the Commission on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the Commission on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

         (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 210th day following the Issue Date or (B) the Exchange Offer Registration Statement or the Shelf Registration is declared effective but thereafter ceases to be effective at any time during the Effectiveness Period (except as permitted by Section 10(a) hereof) for a period of 15 consecutive days without being succeeded immediately by an additional Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, filed and declared effective, then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days commencing on the (x) 210th day after the Issue Date, in the case of (A) above, or (y) the 16th day after such Exchange Offer Registration Statement or Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the applicable Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Exchange Offer Registration Statement or Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (b) The Issuers shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to (a)(i),
(a)(ii) or (a)(iii) of this Section 4 will be payable in cash semi-annually on the interest payment dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such interest payment date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     Section 5.     Registration Procedures
                    -----------------------

          In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder the Issuers shall:

         (a) Prepare and file with the Commission prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed
     (in each case at least five Business Days prior to such filing).
     The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Effective Period or the Applicable Period, as the case may be, relating thereto if the Issuers voluntarily take any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by
     Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to the Issuers that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d)  If (1) a Shelf Registration is filed pursuant to
     Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer,
     (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer (based upon advice of counsel) determine is reasonably necessary to be included therein,
     (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuers, violate applicable laws, and
     (iii) supplement or make amendments to such Registration Statement (based upon the reasonable advice of counsel).

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this
     Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes held by Participating

     Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause the Issuers counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request at least two Business Days prior to any sale of such Registrable Notes.

          (j) Use their best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the efforts of such selling Holder to secure such approvals.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Use its best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

          (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and
     (ii) provide a CUSIP number for the Registrable Notes.

          (n) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested;
     (ii) use their best efforts to obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by any of the Issuers for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (o) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will not disclose any records that the Issuers determine, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

          (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

          (q) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (r) Upon consummation of the Exchange Offer or a Private Exchange, use their best efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against each of the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications.

          (s) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (u) Use their best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

          The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

     Section 6.     Registration Expenses
                    ---------------------

          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering (but excluding fees directly attributable to NASD review of underwriters' compensation) and
(B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or
(y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The

Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses of the Issuers, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of one special counsel which shall be reasonably satisfactory to the Company for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties),
(ix) the expense of any annual or special audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale by or on behalf of the Holders of the Registrable Notes which discounts, commissions or taxes shall be paid by Holders of such Registrable Notes) and (xii) the expenses of the Issuers relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

     Section 7.     Indemnification
                    ---------------

          (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "PARTICIPANT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by or on behalf of such Participant expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the Person asserting such losses, claims, damages or liabilities purchased Registrable Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, its directors, its officers and each Person who controls any Issuer within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Persons against whom such indemnity may be sought (the "INDEMNIFYING PERSONS") in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of them may have hereunder or otherwise. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary,
(ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Persons shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and shall be reasonably acceptable to the Issuers and any such separate firm for the Issuers, their respective directors, their respective officers and such control Persons of any of the Issuers shall be designated in writing by the Issuers and shall be reasonably acceptable to the Holders. The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

          (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) of the Notes received by the Issuers bears to the total proceeds received by such

Participant from the sale of Registrable Notes or Exchange Notes, as the case may be. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, any of the Issuers, their respective directors or officers or any person controlling any of the Issuers, and (ii) any termination of this Agreement.

          (g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

Section 8.     Rules 144 and 144A
               ------------------

          Each of the Issuers covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. Each of the Issuers further covenants that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require any of the Issuers to register any of its securities pursuant to the Exchange Act.

     Section 9.     Underwritten Registrations
                    --------------------------

          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuers.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     Section 10.    Miscellaneous
                    -------------

          (a)  No Inconsistent Agreements.  None of the Issuers has,
               --------------------------
as of the date hereof, and none of the Issuers shall, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers' other issued and outstanding securities under any such agreements. None of the Issuers has entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b)  Adjustments Affecting Registrable Notes. None of the
               ---------------------------------------
Issuers shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (c)  Amendments and Waivers.  The provisions of this
               ----------------------
Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by
(I) the Issuers and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

          (d)  Notices.  All notices and other communications
               -------
(including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

     (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

     (ii) if to the Issuers, at the address as follows:

                    National Vision Associates, Ltd.
                    296 Grayson Highway
                    Lawrenceville, GA 30045
                    Facsimile No.:  (770) 822-2027
                    Attention:  Chief Executive Officer

     (iii) if to the Initial Purchasers, as provided in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e)  Successors and Assigns.  This Agreement shall inure to
               ----------------------
the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

          (f)  Counterparts.  This Agreement may be executed in any
               ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this Agreement are for
               --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. Specified times of day refer to New York City time.

          (i)  Severability.  If any term, provision, covenant or
               ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j)  Securities Held by any of the Issuers or their
               ----------------------------------------------
Affiliates.  Whenever the consent or approval of Holders of a
----------
specified percentage of Registrable Notes is required hereunder, Registrable Notes held by any of the Issuers or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k)  Third Party Beneficiaries.  Holders and beneficial
               -------------------------
owners of Registrable Notes and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

          (l)  Attorneys' Fees.  As between the parties to this
               ---------------
Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (m)  Entire Agreement.  This Agreement, together with the
               ----------------
Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the Company has executed this Registration Rights Agreement as of the date first written above.


                              NATIONAL VISION ASSOCIATES, LTD.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Senior Vice President


          IN WITNESS WHEREOF, each of the subsidiaries of the Company specified below has executed this Registration Rights Agreement as a Guarantor as of the date first written above:


                              MIDWEST VISION, INC.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President


                              NVAL HEALTHCARE SYSTEMS, INC.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President


                              INTERNATIONAL VISION ASSOCIATES, LTD.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President

                              FRAME-N-LENS OPTICAL, INC.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President



                              VISION ADMINISTRATORS, INC.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President



                              INTERNATIONAL VISION ASSOCIATES OF
                              CANADA LTD.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President


                              INTERNATIONAL VISION ASSOCIATES OF
                              ONTARIO LTD.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President


                              FAMILY VISION CENTERS, INC.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President

                              NW ACQUISITION CORP.



                              By:  /s/ Mitchell Goodman
                                   Name:  Mitchell Goodman
                                   Title:  Vice President


The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first
written above.


SCHRODER & CO. INC.



By:   /s/ William T. Clay IV
     Name: William T. Clay IV
     Title: Director

NATIONSBANC MONTGOMERY SECURITIES LLC



By:  /s/ Bruce R. Thompson
     Name:  Bruce R. Thompson
     Title: Managing Director


FIRST UNION CAPITAL MARKETS



By:  /s/ Kevin A. Smith
     Name: Kevin A. Smith
     Title: Vice President

          IN WITNESS WHEREOF, each of the subsidiaries of the Company specified below has executed this Registration Rights Agreement as a Guarantor as of the date of such Agreement:


Dated:  October 23, 1998


                              NEW WEST EYEWORKS, INC.



                              By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title:


                              ALEXIS HOLDING COMPANY, INC.



                              By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title:


                              VISTA EYECARE NETWORK, LLC



                              By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title: